UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 17, 2006, our indirect wholly-owned subsidiary, Apple Seven Hospitality Southeast, L.P., closed on the purchase of five hotels located in Alabama. The hotels acquired by our purchasing subsidiary contain a total of 472 guest rooms. The aggregate gross purchase price for these hotels was $47,645,000.

The table below describes the five hotels:

Hotel Location	Franchise (a)	Seller	Number of Rooms	Purchase Price
Auburn, Alabama	Hilton Garden Inn	Auburn Hotels, L.L.C.	101	$10,185,000
Huntsville, Alabama	Hilton Garden Inn	Huntsville Hotels I, LLC	101	10,285,000
Montgomery, Alabama	Hilton Garden Inn	Montgomery Hotels, LLC	97	10,385,000
Montgomery, Alabama	Homewood Suites	Montgomery Hotels II, LLC	91	10,660,000
Troy, Alabama	Hampton Inn	Troy Hotels, LLC	82	6,130,000
TOTAL			472	$47,645,000

Note:

(a) All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

The purchase contract that applied to these five hotels remains in effect for an additional hotel located in Tupelo, Mississippi. Additional information regarding the purchased hotels and the purchase contract is set forth in our Form 8-K dated June 29, 2006 and filed with the Securities and Exchange Commission on June 30, 2006, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

a. Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b. Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c. Shell company transaction.

None

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

August 17, 2006